BANKWELL FINANCIAL GROUP REPORTS OPERATING RESULTS FOR THE THIRD QUARTER, DECLARES FOURTH QUARTER DIVIDEND

New Canaan, CT – October 23, 2025 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $10.1 million, or $1.27 per share for the third quarter of 2025, versus $9.1 million, or $1.15 per share, for the second quarter of 2025. The Company's Board of Directors declared a $0.20 per share cash dividend, payable November 21, 2025 to shareholders of record on November 10, 2025.

Pre-tax, pre-provision net revenue ("PPNR") of $13.9 million or 1.70% of average assets. PPNR increased 21.5% relative to the second quarter of 2025's PPNR of $11.4 million.
Discussion of Outlook; Bankwell Financial Group Chief Executive Officer, Christopher R. Gruseke:

"We are proud to announce our third quarter results which demonstrate continued growth and improvement across all aspects of our business. Our Return on Average Assets grew to 1.24% for the quarter while the Net Interest Margin expanded to 3.34%. Funded loan originations have grown to $518 million year-to-date, versus full year fundings of $328 million in 2024. Our SBA division continues to grow at a disciplined pace, with gains on sale increasing to $1.4 million for the third quarter. Notably, as we have expanded our capabilities across the Company, we have improved our efficiency ratio, reducing it to 51.4% this quarter.

Balance sheet trends have shown consistent improvement, supported by ongoing capital growth and a reduction in non-performing asset balances. NPAs as a percentage of assets now stand 0.56%, and our outlook remains positive for the quarters ahead. We look forward to closing out 2025 with continued momentum and we will provide guidance for 2026 performance with our year end earnings release."

Key Points for Third Quarter and Bankwell’s Outlook

Continued Positive Credit Trends.
•As of September 30, 2025, nonperforming assets as a percentage of total assets improved to 0.56%, compared to 0.78% as of June 30, 2025. Nonperforming assets have declined $6.9 million from the second quarter mainly due to the collection of $5.0 million on three SBA guarantees and the sale of one commercial real estate non-owner occupied loan for $1.6 million.
•Special Mention loan balances have decreased $30 million in the third quarter of 2025.
•ACL-loans as a % of nonperforming loans increased to 176.7%, compared to 122.5% as of June 30, 2025.

Net Interest Margin Expands on Favorable Loan Yields and Lower Deposit Costs.
•Reported Net Interest Margin was 3.34% for the third quarter of 2025, up 24 basis points from the second quarter of 2025.
•Deposit costs of 3.30% for the third quarter of 2025 have declined by 10 bps from the second quarter of 2025. The deposit cost improvement is driven by the repricing of time deposits and improved deposit mix, with current quarter results not reflective of the Company's response to the September rate cut made by the Federal Reserve.
•Loan yields were 6.71% for the third quarter of 2025, expanding by 13 basis points from the second quarter of 2025.

Advancing Key Strategic Priorities.
•SBA loan sale gains increased to $1.4 million in the third quarter of 2025, compared to $1.1 million in the second quarter of 2025. Pricing remains strong, with third quarter sales premiums averaging 10%. The SBA Lending division delivered $21.8 million in originations in the third quarter of 2025.
•Noninterest income as a percentage of revenue increased to 8.76% in the third quarter of 2025, compared to 7.76% in the second quarter of 2025.
•For the third quarter of 2025, the Company realized an efficiency ratio of 51.4%, improved from 56.1% in the second quarter of 2025.

Third Quarter 2025 Financial Highlights and Key Performance Indicators (KPIs):

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Return on average assets(1)(6)	1.24%	1.14%	0.86%	0.37%	0.24%
Pre-tax, pre-provision net revenue return on average assets(1)(6)	1.70%	1.43%	1.18%	1.05%	1.13%
Return on average shareholders' equity(1)(6)	13.84%	12.98%	10.16%	4.35%	2.83%
Net Interest Margin(1)(6)	3.34%	3.10%	2.81%	2.60%	2.72%
Efficiency Ratio(1)(3)	51.4%	56.1%	59.9%	56.4%	58.8%
Noninterest expense to average assets(1)(6)	1.80%	1.83%	1.76%	1.56%	1.62%
Net loan (recoveries) charge-offs as a percentage of average loans(1)(6)	(0.01)%	0.00%	0.00%	0.11%	0.56%
Dividend payout(1)(4)	15.75%	17.39%	22.99%	54.05%	82.30%
Fully diluted tangible book value per common share(1)(2)	$36.84	$35.65	$34.56	$34.09	$33.76
Total capital to risk-weighted assets(1)(5)	13.47%	13.28%	13.22%	12.70%	12.83%
Total common equity tier 1 capital to risk-weighted assets(1)(5)	12.38%	12.20%	12.11%	11.64%	11.80%
Tier I Capital to Average Assets(1)(5)	10.70%	10.57%	10.13%	10.09%	10.24%
Tangible common equity to tangible assets(1)(2)	8.95%	8.68%	8.57%	8.20%	8.40%
Earnings per common share - diluted	$1.27	$1.15	$0.87	$0.37	$0.24
Common shares issued and outstanding	7,877,443	7,873,387	7,888,013	7,859,873	7,858,573
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

(2)    Refer to the "Reconciliation of GAAP to Non-GAAP Measures" section of this document for additional detail.

(3)    Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(4)    The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

(5)    Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(6)    Return on average assets is calculated by dividing annualized net income by average assets. Pre-tax, pre-provision net revenue return on average is calculated by dividing PPNR (using the "Pre-Tax, Pre-Provision Net Revenue (PPNR)) section of this document by average assets. Return on average shareholders' equity is calculated by dividing annualized net income by average shareholders' equity. Net Interest Margin is calculated by dividing average annualized net interest income by average total earning assets. Noninterest expense to average assets is calculated by dividing annualized noninterest expense by average total assets. Net loan charge-offs as a percentage of average loans is calculated by dividing net loan (charge offs) recoveries by average total loans.

Pre-Tax, Pre-Provision Net Revenue(1) ("PPNR")

PPNR for the third quarter ended September 30, 2025 was $13.9 million, an increase of 21.5% from $11.4 million recognized for the second quarter ended June 30, 2025.

	For the Quarter Ended
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Net interest income	$25,987	$23,936	$22,066	$20,199	$20,717
Total noninterest income	2,495	2,012	1,505	964	1,156
Total revenues	28,482	25,948	23,571	21,163	21,873
Total noninterest expense	14,631	14,546	14,141	12,644	12,865
PPNR	$13,851	$11,402	$9,430	$8,519	$9,008
(1)     Non-GAAP Financial Measure, refer to the "Non-GAAP Financial Measures" section of this document for additional detail.

•Revenues (net interest income plus noninterest income) for the quarter ended September 30, 2025 were $28.5 million, versus $25.9 million from the previous quarter. The increase in revenues for the quarter ended September 30, 2025 was mainly attributable to increased earning asset yields and increased loan balances. Additional favorability for the quarter ended September 30, 2025 is attributed to growth in gains on sale of SBA loans, which yielded an approximate 10% premium, on average.

•The Net Interest Margin (fully taxable equivalent basis) for the quarters ended September 30, 2025 and June 30, 2025 was 3.34% and 3.10%, respectively. The increase in the Net Interest Margin is mainly due to increased earning asset yields. Additionally, Net Interest Margin for the third quarter 2025 benefited by 3 basis points due to non-recurring interest income recognized from the resolution of certain non-performing SBA loans.
Allowance for Credit Losses - Loans ("ACL-Loans")

The ACL-Loans was $30.0 million as of September 30, 2025 compared to $29.3 million as of June 30 2025. The ACL-Loans as a percentage of total loans was 1.10% as of September 30, 2025 compared to 1.10% as of June 30, 2025.

The provision for credit losses - loans was $0.4 million for the quarter ended September 30, 2025. Total nonperforming loans decreased $6.9 million to $17.0 million as of September 30, 2025 when compared to the previous quarter. Nonperforming assets as a percentage of total assets decreased to 0.56% at September 30, 2025 compared to the previous quarter's ratio of 0.78%.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
ACL-Loans:
Balance at beginning of period	$29,256	$29,485	$29,007	$27,752	$36,083
Charge-offs:
Residential real estate	—	—	—	—	—
Commercial real estate	—	—	(67)	(1,100)	(8,184)
Commercial business	(14)	(15)	—	(703)	(7,010)
Consumer	(46)	(5)	(33)	(5)	(17)
Construction	—	—	—	(1,155)	(616)
Total charge-offs	(60)	(20)	(100)	(2,963)	(15,827)
Recoveries:
Residential real estate	—	—	—	—	—
Commercial real estate	270	—	—	—	1,013
Commercial business	86	112	4	4	(34)
Consumer	12	10	36	5	1
Construction	—	—	—	—	—
Total recoveries	368	122	40	9	980
Net loan recoveries (charge-offs)	308	102	(60)	(2,954)	(14,847)
Provision (credit) for credit losses - loans	420	(331)	538	4,209	6,516
Balance at end of period	$29,984	$29,256	$29,485	$29,007	$27,752

	As of
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Asset quality:
Nonaccrual loans
Residential real estate	$570	$617	$811	$791	$1,316
Commercial real estate	14,667	16,387	17,946	44,814	46,360
Commercial business	1,729	6,871	7,626	7,672	9,101
Construction	—	—	—	—	8,766
Consumer	—	—	—	—	—
Total nonaccrual loans	16,966	23,875	26,383	53,277	65,543
Other real estate owned	1,284	1,284	—	8,299	—
Total nonperforming assets	$18,250	$25,159	$26,383	$61,576	$65,543

Nonperforming loans as a % of total loans	0.62%	0.89%	1.00%	1.97%	2.50%
Nonperforming assets as a % of total assets	0.56%	0.78%	0.83%	1.88%	2.07%
ACL-loans as a % of total loans	1.10%	1.10%	1.11%	1.07%	1.06%
ACL-loans as a % of nonperforming loans	176.73%	122.54%	111.76%	54.44%	42.34%
Total past due loans to total loans	0.76%	0.91%	1.08%	1.63%	2.48%

Financial Condition & Capital
Assets totaled $3.2 billion at September 30, 2025, a decrease of $24.5 million, or 0.7% compared to December 31, 2024. Gross loans totaled $2.7 billion at September 30, 2025, an increase of $12.3 million, or 0.5% compared to December 31, 2024. Deposits totaled $2.8 billion at September 30, 2025, a decrease of $30.2 million, or 1.1% compared to December 31, 2024. Brokered deposits have decreased $96.3 million or 13.7%, when compared to December 31, 2024.

Period End Loan Composition	September 30, 2025	December 31, 2024	September 30, 2024	Current YTD % Change	Year over Year % Change
Residential Real Estate	$33,625	$42,766	$45,553	(21.4)%	(26.2)%
Commercial Real Estate(1)	1,897,896	1,899,134	1,887,942	(0.1)	0.5
Construction	170,888	173,555	160,292	(1.5)	6.6
Total Real Estate Loans	2,102,409	2,115,455	2,093,787	(0.6)	0.4
Commercial Business	552,682	515,125	490,292	7.3	12.7
Consumer	63,098	75,308	39,126	(16.2)	61.3
Total Loans	$2,718,189	$2,705,888	$2,623,205	0.5%	3.6%
(1) Includes owner occupied commercial real estate of $0.8 billion at September 30, 2025, $0.7 billion at December 31, 2024, and $0.7 billion at September 30, 2024, respectively.

Period End Deposit Composition	September 30, 2025	December 31, 2024	September 30, 2024	Current YTD % Change	Year over Year % Change
Noninterest bearing demand	$397,408	$321,875	$295,552	23.5%	34.5%
NOW	84,736	105,090	76,413	(19.4)	10.9
Money Market	897,387	899,413	840,234	(0.2)	6.8
Savings	95,242	90,220	87,212	5.6	9.2
Time	1,282,642	1,370,972	1,388,760	(6.4)	(7.6)
Total Deposits	$2,757,415	$2,787,570	$2,688,171	(1.1)%	2.6%
Shareholders’ equity totaled $292.8 million as of September 30, 2025, an increase of $22.3 million compared to December 31, 2024, primarily a result of year to date net income of $26.1 million. The increase was partially offset by dividends paid of $4.7 million.
As of September 30, 2025, the Bank's regulatory capital ratios were all above 'well capitalized' values, with total risk-based capital, common-equity tier 1 capital and leverage ratios at 13.47%, 12.38%, and 10.70%, respectively.

We recommend reading this earnings release in conjunction with the Third Quarter 2025 Investor Presentation, located at https://investor.mybankwell.com/events-and-presentations/ and included as an exhibit to our October 23, 2025 Current Report on Form 8-K.
Conference Call
Bankwell will host a conference call to discuss the Company’s financial results and business outlook on October 23, 2025, at 11:00 a.m. E.T. The call will be accessible by telephone and webcast using https://investor.mybankwell.com/events-and-presentations/. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event.

About Bankwell Financial Group

Bankwell Financial Group, Inc. is the holding company for Bankwell Bank ("Bankwell"), a full-service commercial bank headquartered in New Canaan, CT. Bankwell offers its customers unmatched accessibility, expertise, and responsiveness through a range of commercial financing products including working capital lines of credit, SBA loans, acquisition loans, and commercial mortgages as well as treasury management and deposit services.
For more information about this press release, interested parties may contact Christopher R. Gruseke, Chief Executive Officer or Courtney E. Sacchetti, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166 or at ir@mybankwell.com.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible assets, tangible common equity to tangible assets, tangible common shareholders' equity, fully diluted tangible book value per common share, operating revenue, efficiency ratio, noninterest expense to average assets, average tangible common equity, annualized return on average tangible common equity, return on average assets, return on average shareholders' equity, pre-tax, pre-provision net revenue, net interest margin, net loan charge-offs as a percentage of average loans, pre-tax, pre-provision net revenue on average assets, and the dividend payout ratio are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
ASSETS
Cash and due from banks	$289,628	$313,998	$292,006	$293,552	$275,829
Federal funds sold	5,732	8,466	12,922	13,972	15,508
Cash and cash equivalents	295,360	322,464	304,928	307,524	291,337

Investment securities
Marketable equity securities, at fair value	2,223	2,188	2,164	2,118	2,148
Available for sale investment securities, at fair value	96,473	103,930	97,321	107,428	108,866
Held to maturity investment securities, at amortized cost	29,538	36,434	36,478	36,553	34,886
Total investment securities	128,234	142,552	135,963	146,099	145,900
Loans receivable (net of ACL-Loans of $29,984, $29,256, $29,485, $29,007, and $27,752, at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively)	2,684,016	2,635,742	2,611,495	2,672,959	2,591,551
Accrued interest receivable	15,633	14,741	15,409	14,535	14,714
Federal Home Loan Bank stock, at cost	4,951	5,051	3,583	5,655	5,655
Premises and equipment, net	22,387	23,020	22,978	23,856	24,780
Bank-owned life insurance	53,846	53,488	53,136	52,791	52,443
Goodwill	2,589	2,589	2,589	2,589	2,589
Deferred income taxes, net	9,027	9,684	9,551	9,742	9,300
Other real estate owned	1,284	1,284	—	8,299	—
Other assets	26,636	25,978	24,261	24,427	22,811
Total assets	$3,243,963	$3,236,593	$3,183,893	$3,268,476	$3,161,080

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$397,408	$397,195	$349,525	$321,875	$295,552
Interest bearing deposits	2,360,007	2,362,086	2,400,920	2,465,695	2,392,619
Total deposits	2,757,415	2,759,281	2,750,445	2,787,570	2,688,171

Advances from the Federal Home Loan Bank	75,000	75,000	40,000	90,000	90,000
Subordinated debentures	69,636	69,574	69,513	69,451	69,389
Accrued expenses and other liabilities	49,121	49,448	48,721	50,935	45,594
Total liabilities	2,951,172	2,953,303	2,908,679	2,997,956	2,893,154

Shareholders’ equity
Common stock, no par value	119,353	118,698	118,439	119,108	118,429
Retained earnings	174,008	165,495	157,971	152,656	151,257
Accumulated other comprehensive (loss)	(570)	(903)	(1,196)	(1,244)	(1,760)
Total shareholders’ equity	292,791	283,290	275,214	270,520	267,926

Total liabilities and shareholders’ equity	$3,243,963	$3,236,593	$3,183,893	$3,268,476	$3,161,080

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended					For the Nine Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Interest and dividend income
Interest and fees on loans	$46,328	$44,128	$43,475	$42,851	$43,596	$133,931	$129,981
Interest and dividends on securities	1,410	1,478	1,445	1,482	1,390	4,333	3,710
Interest on cash and cash equivalents	2,853	3,043	3,557	3,510	3,205	9,453	10,460
Total interest and dividend income	50,591	48,649	48,477	47,843	48,191	147,717	144,151
Interest expense
Interest expense on deposits	22,585	23,083	24,772	25,640	25,579	70,440	75,618
Interest expense on borrowings	2,019	1,630	1,639	2,004	1,895	5,288	5,450
Total interest expense	24,604	24,713	26,411	27,644	27,474	75,728	81,068

Net interest income	25,987	23,936	22,066	20,199	20,717	71,989	63,083
Provision (credit) for credit losses	372	(411)	463	4,458	6,296	424	18,162
Net interest income after provision (credit) for credit losses	25,615	24,347	21,603	15,741	14,421	71,565	44,921
Noninterest income
Bank owned life insurance	359	352	344	348	346	1,055	1,008
Service charges and fees	779	674	602	589	575	2,055	1,374
Gains and fees from sales of loans	1,372	1,080	442	24	133	2,894	499
Other	(15)	(94)	117	3	102	8	(127)
Total noninterest income	2,495	2,012	1,505	964	1,156	6,012	2,754
Noninterest expense
Salaries and employee benefits	7,995	7,521	7,052	5,056	6,223	22,568	18,690
Occupancy and equipment	2,469	2,505	2,575	2,600	2,334	7,549	6,894
Professional services	1,412	1,632	1,529	1,286	1,142	4,573	3,196
Data processing	633	712	885	905	851	2,230	2,346
Director fees	333	333	348	342	292	1,014	1,498
FDIC insurance	610	684	779	862	853	2,073	2,488
Marketing	140	218	142	175	73	500	277
Other	1,039	941	831	1,418	1,097	2,811	3,018
Total noninterest expense	14,631	14,546	14,141	12,644	12,865	43,318	38,407
Income before income tax expense	13,479	11,813	8,967	4,061	2,712	34,259	9,268
Income tax expense	3,401	2,725	2,079	1,098	786	8,205	2,461
Net income	$10,078	$9,088	$6,888	$2,963	$1,926	$26,054	$6,807
Earnings Per Common Share:
Basic	$1.28	$1.16	$0.88	$0.37	$0.24	$3.33	$0.86
Diluted	$1.27	$1.15	$0.87	$0.37	$0.24	$3.29	$0.86
Weighted Average Common Shares Outstanding:
Basic	7,774,887	7,777,469	7,670,224	7,713,970	7,715,040	7,741,244	7,708,768
Diluted	7,844,785	7,819,829	7,740,521	7,727,412	7,720,895	7,819,609	7,731,454
Dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.60	$0.60

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total Equity	$292,791	$283,290	$275,214	$270,520	$267,926
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Common Equity	$290,202	$280,701	$272,625	$267,931	$265,337

Total Assets	$3,243,963	$3,236,593	$3,183,893	$3,268,476	$3,161,080
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible Assets	$3,241,374	$3,234,004	$3,181,304	$3,265,887	$3,158,491

Tangible Common Equity to Tangible Assets	8.95%	8.68%	8.57%	8.20%	8.40%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Total shareholders' equity	$292,791	$283,290	$275,214	$270,520	$267,926
Less:
Preferred stock	—	—	—	—	—
Common shareholders' equity	$292,791	$283,290	$275,214	$270,520	$267,926
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	—	—
Tangible common shareholders' equity	$290,202	$280,701	$272,625	$267,931	$265,337

Common shares issued and outstanding	7,877,443	7,873,387	7,888,013	7,859,873	7,858,573

Fully Diluted Tangible Book Value per Common Share	$36.84	$35.65	$34.56	$34.09	$33.76

BANKWELL FINANCIAL GROUP, INC.
EARNINGS PER SHARE ("EPS") (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands, except per share data)
Net income	$10,078	$1,926	$26,054	$6,807
Dividends to participating securities(1)	26	(38)	79	(117)
Undistributed earnings allocated to participating securities(1)	(142)	(9)	(386)	(53)
Net income for earnings per share calculation	9,962	1,879	25,747	6,637

Weighted average shares outstanding, basic	7,774,887	7,715,040	7,741,244	7,708,768
Effect of dilutive equity-based awards(2)	69,898	5,825	78,365	22,686
Weighted average shares outstanding, diluted	7,844,785	7,720,865	7,819,609	7,731,454
Net earnings per common share:
Basic earnings per common share	$1.28	$0.24	$3.33	$0.86
Diluted earnings per common share	$1.27	$0.24	$3.29	$0.86
(1) Represents dividends paid and undistributed earnings allocated to unvested stock-based awards that contain non-forfeitable rights to dividends.
(2) Represents the effect of the assumed exercise of stock options and the vesting of restricted shares, as applicable, utilizing the treasury stock method.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$278,698	$2,853	4.06%	$253,664	$3,205	5.03%
Securities(1)	142,677	1,463	4.10	147,431	1,390	3.78
Loans:
Commercial real estate	1,856,645	29,662	6.25	1,905,506	28,288	5.81
Residential real estate	34,518	510	5.91	47,481	736	6.20
Construction	173,380	3,536	7.98	156,273	3,070	7.69
Commercial business	572,187	11,634	7.96	512,507	10,783	8.23
Consumer	63,627	986	6.15	41,845	719	6.84
Total loans	2,700,357	46,328	6.71	2,663,612	43,596	6.40
Federal Home Loan Bank stock	6,942	89	5.11	5,655	122	8.32
Total earning assets	3,128,674	$50,733	6.34%	3,070,362	$48,313	6.16%
Other assets	98,547			90,410
Total assets	$3,227,221			$3,160,772

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$99,087	$125	0.50%	$94,958	$44	0.18%
Money market	883,440	8,479	3.81	832,430	8,597	4.11
Savings	94,290	700	2.95	89,463	692	3.07
Time	1,253,878	13,281	4.20	1,347,857	16,246	4.79
Total interest bearing deposits	2,330,695	22,585	3.84	2,364,708	25,579	4.30
Borrowed Money	169,867	2,020	4.72	159,349	1,895	4.73
Total interest bearing liabilities	2,500,562	$24,605	3.90%	2,524,057	$27,474	4.33%
Noninterest bearing deposits	383,153			303,213
Other liabilities	54,507			62,602
Total liabilities	2,938,222			2,889,872
Shareholders' equity	288,999			270,900
Total liabilities and shareholders' equity	$3,227,221			$3,160,772
Net interest income(2)		$26,128			$20,839
Interest rate spread			2.44%			1.83%
Net Interest Margin(3)			3.34%			2.72%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $141 thousand and $122 thousand for the quarters ended September 30, 2025 and 2024, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$307,737	$9,453	4.11%	$273,138	$10,460	5.12%
Securities(1)	147,571	4,474	4.04	139,871	3,592	3.42
Loans:
Commercial real estate	1,830,934	85,371	6.15	1,909,390	84,582	5.82
Residential real estate	37,838	1,740	6.13	48,912	2,226	6.07
Construction	182,857	10,856	7.83	158,884	8,913	7.37
Commercial business	546,700	32,839	7.92	517,880	32,097	8.14
Consumer	72,350	3,125	5.78	41,383	2,163	6.98
Total loans	2,670,679	133,931	6.61	2,676,449	129,981	6.38
Federal Home Loan Bank stock	5,522	286	6.90	5,670	357	8.43
Total earning assets	3,131,509	$148,144	6.24%	3,095,128	$144,390	6.13%
Other assets	92,451			92,249
Total assets	$3,223,960			$3,187,377

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$102,129	$311	0.41%	$97,970	$133	0.18%
Money market	891,823	25,578	3.83	849,860	26,294	4.13
Savings	91,313	2,026	2.97	91,135	2,093	3.07
Time	1,301,450	42,525	4.37	1,319,031	47,098	4.77
Total interest bearing deposits	2,386,715	70,440	3.95	2,357,996	75,618	4.28
Borrowed Money	147,519	5,288	4.79	159,288	5,450	4.57
Total interest bearing liabilities	2,534,234	$75,728	4.00%	2,517,284	$81,068	4.30%
Noninterest bearing deposits	356,705			336,129
Other liabilities	51,354			62,631
Total liabilities	2,942,293			2,916,044
Shareholders' equity	281,667			271,333
Total liabilities and shareholders' equity	$3,223,960			$3,187,377
Net interest income(2)		$72,416			$63,322
Interest rate spread			2.24%			1.83%
Net Interest Margin(3)			3.08%			2.73%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $427 thousand and $239 thousand for the nine months ended September 30, 2025 and 2024, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.